UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

SAND HILL IT SECURITY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (650) 926-7022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the Registration Statement on Form S-4 related to the Agreement and Plan of Merger, dated as of October 26, 2005, by and among Sand Hill IT Security Acquisition Corp. ( the “Company”), St. Bernard Software, Inc. and Sand Hill Merger Corp., the Company was advised by its independent registered accounting firm, Hein & Associates LLP (“Hein”) on December 13, 2005, that the Company may need to reclassify certain amounts in its financial statements from its stockholders’ equity to common stock subject to possible conversion. Hein based its conclusions upon a review of recently filed registration statements and periodic filings for other targeted acquisition companies similar to the Company and their review of applicable accounting literature, and recommended that the Company make such reclassifications to reflect current practice in this area.

After discussions with management and members of the Board of Directors of the Company, the Company has determined to restate its Condensed Financial Statements on Form 10-QSB for the periods ended September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 and its Financial Statements on Form 10-KSB for the period ended December 31, 2005. The Company will file amended reports on From 10-QSB/A and Form 10-KSB/A with respect to the restatement, concurrent with the filing of this Current Report or Form 8-K.

Company management has discussed the matters disclosed in this Current Report or Form 8-K with its independent registered public accounting firm, Hein & Associates, LLP.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAND HILL IT SECURITY ACQUISITION CORP.

Date: December 15, 2005	By:	/s/ Humphrey P. Polanen
Name: Humphrey P. Polanen
Title: Chief Executive Officer